Exhibit 99.1

Contact:	Jake Elguicze
Treasurer and
Vice President of Investor Relations
610-948-2836

FOR IMMEDIATE RELEASE	July 27, 2011
TELEFLEX REPORTS SECOND QUARTER 2011 RESULTS
Revenue of $391.3 million — up 9.2%; up 4.0% constant currency
Limerick, PA — Teleflex Incorporated (NYSE: TFX) today announced financial results for the second quarter and six months ended June 26, 2011.
Second quarter 2011 net revenues were $391.3 million, an increase of 9.2% over the prior year period. Excluding the impact of foreign exchange, second quarter 2011 net revenues increased 4.0% over the prior year period.
Second quarter 2011 GAAP diluted earnings per share from continuing operations was $0.77, a decrease of 3.8% over the prior year period. Second quarter 2011 adjusted diluted earnings per share from continuing operations was $0.94, a decrease of 3.1% over the prior year period. The decline in adjusted diluted earnings per share is related to higher manufacturing, raw material and fuel-related freight costs, unfavorable product mix and the continued investment in sales, marketing and research and development expenses. This was somewhat offset by an increase in sales volume, improved pricing, as well as a reduction in interest expense.
Net revenues for the first six months of 2011 were $745.3 million, an increase of 6.2% over the prior year period. Excluding the impact of foreign exchange, net revenues for the first six months of 2011 increased 3.5% over the prior year period.
GAAP diluted earnings per share from continuing operations for the first six months of 2011 was $1.11, a decrease of 31.1% over the prior year period. Adjusted diluted earnings per share from continuing operations for the first six months of 2011 was $1.82, a decrease of 6.7% over the prior year period. The decline in adjusted diluted earnings per share is related to higher manufacturing, raw material and fuel-related freight costs, unfavorable product mix and the continued investment in sales, marketing and research and development expenses. This was somewhat offset by an increase in sales volume and reduced interest expense.
“Teleflex generated solid revenue results during the second quarter 2011, which reflect further progress toward achieving our longer-term growth objectives,” said Benson Smith, Chairman, President & CEO. “Our revenue growth of four percent was driven by a combination of market share gains, selected price increases and improved traction of recently introduced products.”
Added Mr. Smith, “We resolved the FDA corporate warning letter related to our Arrow International subsidiary, and we completed the transformation from a cyclical, diversified-industrial conglomerate to a pure-play medical technology company. In addition, we refinanced our debt to improve Teleflex’s long-term capital structure and increase our financial flexibility to pursue unique, late-stage technology and strategic acquisitions to drive future growth. At the same time, we strengthened our competitive position during the quarter with new group purchasing organization contracts that include our VasoNova® Vascular Positioning System and Rusch laryngoscope products.”

SECOND QUARTER NET REVENUE BY PRODUCT GROUP
Critical Care second quarter 2011 net revenues were $253.6 million, an increase of 8.5% over the prior year period on an as reported basis. Excluding the impact of foreign exchange, second quarter 2011 net revenues increased 3.2% over the prior year period. The increase in revenue was due to higher sales across all product lines.
Surgical Care second quarter 2011 net revenues were $72.9 million, an increase of 10.1% over the prior year period on an as reported basis. Excluding the impact of foreign exchange, second quarter 2011 net revenues increased 4.3% over the prior year period. The increase in revenue was due to higher sales of ligation products in Europe and Asia/Latin America.
Cardiac Care second quarter 2011 net revenues were $22.1 million, an increase of 17.6% over the prior year period. Excluding the impact of foreign exchange, second quarter 2011 net revenues increased 10.5% over the prior year period. The increase in revenue was due to higher sales of intra-aortic balloon pumps and catheters.
OEM and Development Services second quarter 2011 net revenues were $42.4 million, an increase of 8.7% over the prior year period on an as reported basis. Excluding the impact of foreign exchange, second quarter 2011 net revenues increased 6.8% over the prior year period. The increase in revenue was due to higher sales of specialty and orthopedic products.

	Three Months Ended		% Increase/ (Decrease)
			Constant	Foreign	Total
	June 26, 2011	June 27, 2010	Currency	Currency	Change
	(Dollars in millions)
Critical Care	$253.6	$233.7	3.2%	5.3%	8.5%
Surgical Care	72.9	66.2	4.3%	5.8%	10.1%
Cardiac Care	22.1	18.8	10.5%	7.1%	17.6%
OEM	42.4	39.0	6.8%	1.9%	8.7%
Other	0.3	0.7	(62.5%)	5.4%	(57.1%)

Total	$391.3	$358.4	4.0%	5.2%	9.2%

OTHER FINANCIAL HIGHLIGHTS AND KEY PERFORMANCE METRICS
Depreciation and amortization expense of intangible assets and deferred financing costs and debt discount for the first six months of 2011 was $49.7 million compared to $44.6 million for the first six months of 2010.
Cash and cash equivalents at June 26, 2011 were $365.8 million.
Net accounts receivable at June 26, 2011 were $283.2 million.
Net inventories at June 26, 2011 were $293.8 million.
Net debt obligations at June 26, 2011 were $688.9 million.

December 31, 2010 balance sheet amounts were not referenced above because businesses were either sold or reclassified to discontinued operations during 2011 and the Company does not find comparisons to the December 31, 2010 balance sheet amounts to be meaningful.
2011 OUTLOOK
The Company’s financial estimates for 2011 are as follows:
Revenue in the range of $1.44 billion to $1.47 billion
Adjusted earnings per share in the range of $4.05 to $4.25
Cash flow from continuing operations in the range of $180 to $210 million. This compares to the Company’s prior expectation for full year 2011 cash flow from continuing operations of approximately $210 million. The revised cash flow from operations guidance is associated with the Company’s intention to increase inventory levels during 2011 as it continues to focus on gaining additional market share and the reduction in the amount of time it takes to fulfill a customers’ order.
2011 OUTLOOK EARNINGS PER SHARE RECONCILIATION

	Low	High

Diluted earnings per share attributable to common shareholders	$2.75	$2.95

Special items, net of tax	$0.45	$0.45

Intangible amortization expense, net of tax	$0.70	$0.70

Amortization of debt discount on convertible notes, net of tax	$0.15	$0.15

Adjusted earnings per share	$4.05	$4.25

CONFERENCE CALL WEBCAST AND ADDITIONAL INFORMATION
As previously announced, Teleflex will comment on its financial results on a conference call to be held today at 8:00 a.m. (ET). The call will be available live and archived on the company’s website at www.teleflex.com and the accompanying presentation will be posted prior to the call. An audio replay will be available until August 1, 2011, 12:00pm (ET), by calling 888-286-8010 (U.S./Canada) or 617-801-6888 (International), Passcode: 66816668.
ADDITIONAL NOTES
Constant currency revenue and growth exclude the impact of translating the results of international subsidiaries at different currency exchange rates from period to period. Constant currency revenue and growth include activity of a purchased company beyond the initial twelve months after the date of acquisition.
Certain financial information is presented on a rounded basis, which may cause minor differences.
Product group results and commentary exclude the impact of discontinued operations, items included in restructuring and impairment charges, and losses and other charges set forth in the condensed consolidated statements of income.

NOTES ON NON-GAAP FINANCIAL MEASURES
This press release includes certain non-GAAP financial measures. These measures include (i) adjusted diluted earnings per share, which excludes the effect of charges associated with our restructuring programs and asset impairments, losses and other charges related to refinancing transactions, costs associated with severance payments and benefits to be provided to our former chief executive officer, intangible amortization expense and the amortization of debt discount on convertible notes; and (ii) constant currency revenue and growth, which exclude the impact of translating the results of international subsidiaries at different currency exchange rates from period to period. Consistent with past practice, adjusted diluted earnings per share has not been adjusted to exclude the benefit resulting from the forfeiture of equity awards. Management believes these measures are useful to investors because they eliminate items that do not reflect Teleflex’s day-to-day operations. In addition, management uses these financial measures for internal managerial purposes, when publicly providing guidance on possible future results, and to assist in our evaluation of period-to-period comparisons. These financial measures are presented in addition to results presented in accordance with GAAP and should not be relied upon as a substitute for GAAP financial measures. Tables reconciling these non-GAAP measures to the most directly comparable GAAP measures are set forth below.

RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS

	Three Months Ended	Three Months Ended
	June 26, 2011	June 27, 2010
	(Dollars in thousands, except per share)
Income and diluted earnings per share attributable to common	$31,329	$32,087
shareholders	$0.77	$0.80

Restructuring and impairment charges	115	75
Tax benefit	(25)	(157)

Restructuring and impairment charges, net of tax	90	(82)

	$0.00	$0.00

Losses and other charges (A)	816	—
Tax benefit	(297)	—

Losses and other charges, net of tax	519	—

	$0.01	—

Amortization of debt discount on convertible notes	2,394	—
Tax benefit	(867)	—

Amortization of debt discount on convertible notes, net of tax	1,527	—

	$0.04	—

Intangible amortization expense	11,102	10,857

Tax benefit	(4,044)	(3,917)

Intangible amortization expense, net of tax	7,058	6,940

	$0.17	$0.17

Tax adjustments (B)	(2,165)	—

	$(0.05)	—

Adjusted income and diluted earnings per share	$38,358	$38,945

	$0.94	$0.97

(A)	In 2011, losses and other charges include approximately $0.5 million, net of tax, or $0.01 per share, related to the loss on extinguishment of debt.

(B)	The tax adjustment represents a net benefit resulting from the resolution (including the expiration of statutes of limitations) of various prior years’ U.S. federal, state and foreign tax matters.

RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS

	Six Months Ended	Six Months Ended
	June 26, 2011	June 27, 2010
	(Dollars in thousands, except per share)
Income and diluted earnings per share attributable to common	$45,103	$64,664
shareholders	$1.11	$1.61

Restructuring and impairment charges	710	538
Tax benefit	(250)	(272)

Restructuring and impairment charges, net of tax	460	266

	$0.01	$0.01

Losses and other charges (A)	20,913	—
Tax benefit	(7,601)	—

Losses and other charges, net of tax	13,312	—

	$0.33	—

Amortization of debt discount on convertible notes	4,757	—
Tax benefit	(1,729)	—

Amortization of debt discount on convertible notes, net of tax	3,028	—

	$0.07	—

Intangible amortization expense	22,115	21,385

Tax benefit	(8,063)	(7,744)

Intangible amortization expense, net of tax	14,052	13,641

	$0.35	$0.34

Tax adjustments (B)	(2,165)	—

	$(0.05)	—

Adjusted income and diluted earnings per share	$73,790	$78,571

	$1.82	$1.95

(A)	In 2011, losses and other charges include approximately $9.8 million, net of tax, or $0.24 per share, related to the loss on extinguishment of debt; approximately $3.5 million, net of tax, or $0.09 per share, in charges related to severance payments and benefits to be provided to our former chief executive officer.

(B)	The tax adjustment represents a net benefit resulting from the resolution (including the expiration of statutes of limitations) of various prior years’ U.S. federal, state and foreign tax matters.

RECONCILIATION OF CASH FLOW FROM OPERATIONS

	Six Months Ended	Six Months Ended
	June 26, 2011	June 27, 2010
	(Dollars in thousands)

Cash flow from operations as reported	$39,634	$79,736

Add: Impact of the adoption of the amendment to Accounting Standards Codification topic 860 “Transfers and Servicing”	—	39,700

Less: Tax refund on sale of ATI business	—	59,499

Adjusted cash flow from operations	$39,634	$59,937
RECONCILIATION OF NET DEBT OBLIGATIONS

	June 26, 2011	December 31, 2010
	(Dollars in thousands)

Note payable and current portion of long-term borrowings	$29,700	$103,711

Long term borrowings	949,866	813,409

Unamortized debt discount	75,134	79,891

Total debt obligations	1,054,700	997,011

Less: cash and cash equivalents	365,809	208,452

Net debt obligations	$688,891	$788,559

ABOUT TELEFLEX INCORPORATED
Teleflex is a leading global provider of specialty medical devices for a range of procedures in critical care and surgery. Our mission is to provide solutions that enable healthcare providers to improve outcomes and enhance patient and provider safety. Headquartered in Limerick, PA, Teleflex employs approximately 11,600 people worldwide and serves healthcare providers in more than 130 countries. For additional information about Teleflex please refer to www.teleflex.com.
CAUTION CONCERNING FORWARD-LOOKING INFORMATION
This press release contains forward-looking statements, including, but not limited to, statements relating to forecasted 2011 total revenue, adjusted earnings per share and cash flow from continuing operations. Actual results could differ materially from those in the forward-looking statements due to, among other things, conditions in the end markets we serve, customer reaction to new products and programs, our ability to achieve sales growth, price increases or cost reductions; changes in the reimbursement practices of third party payors; our ability to realize efficiencies and to execute on our strategic initiatives; changes in material costs and surcharges; market acceptance and unanticipated difficulties in connection with the introduction of new products and product line extensions; product recalls; unanticipated difficulties in connection with the consolidation of manufacturing and administrative functions; unanticipated difficulties, expenditures and delays in complying with government regulations applicable to our businesses; the impact of government healthcare reform legislation; our ability to meet our debt obligations; changes in general and international economic conditions; and other factors described or incorporated in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and the disclosure incorporated into Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended June 26, 2011.

TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
	June 26,	June 27,
	2011	2010
	(Dollars and shares in thousands,
	except per share)

Net revenues	$391,286	$358,427
Cost of goods sold	207,254	184,126

Gross profit	184,032	174,301
Selling, general and administrative expenses	111,751	99,768
Research and development expenses	12,456	10,288
Restructuring and other impairment charges	3,176	75

Income from continuing operations before interest, loss on extinguishments of debt and taxes	56,649	64,170
Interest expense	15,785	19,534
Interest income	(253)	(150)
Loss on extinguishments of debt	816	—

Income from continuing operations before taxes	40,301	44,786
Taxes on income from continuing operations	8,714	12,440

Income from continuing operations	31,587	32,346

Operating income (loss) from discontinued operations (including gain (loss) on disposal of ($4,504) in 2011 and $28,825 in 2010, respectively)	(4,360)	45,634
Taxes (benefit) on income from discontinued operations	(7,260)	17,454

Income from discontinued operations	2,900	28,180

Net income	34,487	60,526
Less: Income from continuing operations attributable to noncontrolling interest	258	259
Income from discontinued operations attributable to noncontrolling interest	159	119

Net income attributable to common shareholders	$34,070	$60,148

Earnings per share available to common shareholders:
Basic:
Income from continuing operations	$0.77	$0.80
Income from discontinued operations	$0.07	$0.70

Net income	$0.84	$1.51

Diluted:
Income from continuing operations	$0.77	$0.80
Income from discontinued operations	$0.07	$0.70

Net income	$0.83	$1.49

Dividends per common share	$0.34	$0.34

Weighted average common shares outstanding:
Basic	40,536	39,913
Diluted	40,872	40,356

Amounts attributable to common shareholders:
Income from continuing operations, net of tax	$31,329	$32,087
Income from discontinued operations, net of tax	2,741	28,061

Net income	$34,070	$60,148

TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Six Months Ended
	June 26,	June 27,
	2011	2010
	(Dollars and shares in thousands,
	except per share)

Net revenues	$745,290	$701,964
Cost of goods sold	396,754	356,852

Gross profit	348,536	345,112
Selling, general and administrative expenses	215,137	195,419
Research and development expenses	23,494	19,599
Restructuring and other impairment charges	3,771	538

Income from continuing operations before interest, loss on extinguishments of debt and taxes	106,134	129,556
Interest expense	31,931	38,454
Interest income	(358)	(356)
Loss on extinguishments of debt	15,413	—

Income from continuing operations before taxes	59,148	91,458
Taxes on income from continuing operations	13,564	26,363

Income from continuing operations	45,584	65,095

Operating income from discontinued operations (including gain on disposal of $52,269 in 2011 and $38,562 in 2010, respectively)	59,576	60,009
Taxes (benefit) on income from discontinued operations	(7,521)	26,620

Income from discontinued operations	67,097	33,389

Net income	112,681	98,484
Less: Income from continuing operations attributable to noncontrolling interest	481	431
Income from discontinued operations attributable to noncontrolling interest	318	233

Net income attributable to common shareholders	$111,882	$97,820

Earnings per share available to common shareholders:
Basic:
Income from continuing operations	$1.12	$1.62
Income from discontinued operations	$1.66	$0.83

Net income	$2.78	$2.45

Diluted:
Income from continuing operations	$1.11	$1.61
Income from discontinued operations	$1.64	$0.82

Net income	$2.75	$2.43

Dividends per common share	$0.68	$0.68

Weighted average common shares outstanding:
Basic	40,297	39,852
Diluted	40,648	40,277

Amounts attributable to common shareholders:
Income from continuing operations, net of tax	$45,103	$64,664
Income from discontinued operations, net of tax	66,779	33,156

Net income	$111,882	$97,820

TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 26,	December 31,
	2011	2010
	(Dollars in thousands)

ASSETS

Current assets
Cash and cash equivalents	$365,809	$208,452
Accounts receivable, net	283,181	294,196
Inventories, net	293,822	338,598
Prepaid expenses and other current assets	30,580	28,831
Income taxes receivable	25,079	3,888
Deferred tax assets	34,997	39,309
Assets held for sale	115,460	7,959

Total current assets	1,148,928	921,233
Property, plant and equipment, net	255,253	287,705
Goodwill	1,475,436	1,442,411
Intangible assets, net	917,552	918,522
Investments in affiliates	2,284	4,899
Deferred tax assets	376	358
Other assets	78,403	68,027

Total assets	$3,878,232	$3,643,155

LIABILITIES AND EQUITY

Current liabilities
Current borrowings	$29,700	$103,711
Accounts payable	67,558	84,846
Accrued expenses	114,753	117,488
Payroll and benefit-related liabilities	68,655	71,418
Derivative liabilities	15,498	15,634
Accrued interest	13,355	18,347
Income taxes payable	3,786	4,886
Deferred tax liabilities	5,147	4,433
Liabilities held for sale	45,827	—

Total current liabilities	364,279	420,763
Long-term borrowings	949,866	813,409
Deferred tax liabilities	392,557	370,819
Pension and postretirement benefit liabilities	114,911	141,769
Noncurrent liability for uncertain tax positions	65,005	62,602
Other liabilities	41,277	46,515

Total liabilities	1,927,895	1,855,877
Commitments and contingencies
Total common shareholders’ equity	1,945,625	1,783,376
Noncontrolling interest	4,712	3,902

Total equity	1,950,337	1,787,278

Total liabilities and equity	$3,878,232	$3,643,155

TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	June 26, 2011	June 27, 2010
	(Dollars in thousands)
Cash Flows from Operating Activities of Continuing Operations:
Net income	$112,681	$98,484
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations	(67,097)	(33,389)
Depreciation expense	20,928	21,359
Amortization expense of intangible assets	22,115	21,384
Amortization expense of deferred financing costs and debt discount	6,642	1,890
Loss on extinguishments of debt	15,413	—
Stock-based compensation	955	4,320
Impairment of investment in affiliates	3,061	—
Deferred income taxes, net	941	24,262
Other	1,391	378
Changes in operating assets and liabilities, net of effects of acquisitions and disposals:
Accounts receivable	(37,870)	(50,870)
Inventories	(17,098)	(5,258)
Prepaid expenses and other current assets	(3,640)	1,667
Accounts payable and accrued expenses	(3,635)	(28,082)
Income taxes receivable and payable, net	(15,153)	23,591

Net cash provided by operating activities from continuing operations	39,634	79,736

Cash Flows from Investing Activities of Continuing Operations:
Expenditures for property, plant and equipment	(15,277)	(13,658)
Proceeds from sales of businesses and assets, net of cash sold	100,916	74,734
Payments for businesses and intangibles acquired, net of cash acquired	(30,570)	(81)

Net cash provided by investing activities from continuing operations	55,069	60,995

Cash Flows from Financing Activities of Continuing Operations:
Proceeds from long-term borrowings	515,000	—
Repayment of long-term borrowings	(455,800)	(64,170)
Increase in notes payable and current borrowings	—	39,700
Proceeds from stock compensation plans	30,577	8,032
Payments to noncontrolling interest shareholders	—	(637)
Dividends	(27,438)	(27,120)
Debt extinguishment, issuance and amendment fees	(19,058)	—

Net cash provided by (used in) financing activities from continuing operations	43,281	(44,195)

Cash Flows from Discontinued Operations:
Net cash provided by operating activities	13,068	19,738
Net cash used in investing activities	(1,241)	(1,846)

Net cash provided by discontinued operations	11,827	17,892

Effect of exchange rate changes on cash and cash equivalents	7,546	(15,604)

Net increase in cash and cash equivalents	157,357	98,824
Cash and cash equivalents at the beginning of the period	208,452	188,305

Cash and cash equivalents at the end of the period	$365,809	287,129